EXHIBIT 23.b









                                             June 10, 1998



Insilco Corporation
425 Metro Place North
Dublin, OH 43017

     We hereby consent to the reference to the opinion of our Firm in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             LAZARD FRERES & CO. LLC



                                             By: /s/ Steven J. Golub
                                                 -----------------------
                                                 Steven J. Golub
                                                 Managing Director